Exhibit 10.4

                              SEPARATION AGREEMENT

      THIS SEPARATION AGREEMENT (the "Agreement") is made and entered into to be effective as of January 8, 2001, by and between ANTs software inc., a Delaware corporation (the "Company"), and Francis K. Ruotolo (the "Executive").

      WHEREAS the parties entered into a letter agreement dated January 4, 2001 pursuant to which Executive is employed by the Company as Chief Executive Officer, President and Chairman for a term of two (2) years (the "Letter Agreement").

      NOW, THEREFORE, in consideration of the agreements of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Termination of Employment by the Executive.

      (a) For Good Cause. The Executive may terminate his employment at any time for Good Cause. For purposes of this Agreement, Good Cause shall be defined as
(i) a decrease in Executive's compensation of greater than twenty-five percent (25%) of his compensation (x) immediately prior to such decrease or (y) in the aggregate over a period not exceeding two years (not including any decrease in compensation that is applied to each of the Company's executive officers equally), (ii) a material change in Executive's corporate position, title or responsibilities, or (iii) the relocation of the principal offices of the Company more than 80 miles from their present location without the Executive's consent. If the employment of the Executive is terminated by the Executive for Good Cause, the Company shall have no obligation to the Executive except to pay the Executive his salary until that date six (6) months following the effective date of the termination.

      (b) Not For Good Cause. The Executive may terminate his employment at any time for any reason not involving Good Cause, by giving written notice to the Company at least two (2) months prior to the effective date of the termination. Upon such termination, the Company shall be under no obligation to the Executive, except to pay his accrued and unpaid salary and accrued unused paid time off up to the effective date of the termination.

      2. Termination of Employment by the Company.

            (a) For Cause. Notwithstanding anything to the contrary in the Letter Agreement or in this Agreement, the Company may terminate the Executive's employment hereunder for Cause at any time. Termination of the Executive's employment shall be deemed to be "for Cause" in the event that the Executive (i) violates any material provisions of the Letter Agreement, this Agreement or the Proprietary Information and Inventions Agreement of substantially even date hereto, (ii) is charged with or indicted for a felony, or (iii) commits any act of willful misconduct, gross negligence, or dereliction of his duties hereunder. Upon such termination, the Company shall be under no obligation to the Executive, except to pay his


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accrued and unpaid salary and accrued unused paid time off up to the effective date of the termination.

      (b) Without Cause. Notwithstanding anything to the contrary in the Letter Agreement or in this Agreement, the Company may terminate Executive's employment at any time without Cause; provided, however, that in such event the Company shall provide the Executive with written notice of such termination at least two
(2) months prior to the effective date of the termination. If the employment of the Executive is terminated pursuant to this Section 2(b), the Company shall have no obligation to the Executive except to pay the Executive his salary until that date six (6) months following the effective date of the termination.

      3. Upon Death of Executive. The Executive's employment hereunder shall be deemed terminated automatically in the event of the death of the Executive. Upon the death of the Executive, the Company shall be under no obligation to the Executive or his estate, except to pay his accrued and unpaid salary and accrued unused paid time off up to the effective date of the termination.

      4. Corporate Transaction In the event of one or more of the following transactions (a "Corporate Transaction"):

            (a) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation,

            (b) the sale, transfer, or other disposition of all or substantially all of the assets of the Company, or

            (c) any reverse merger in which the Company remains the surviving entity following its acquisition by another enterprise,

where the consideration received by the Company is less than five dollars ($5.00) per share on a full dilution and full conversion basis and where the successor company does not offer Executive a position of similar title, office and responsibilities and equal salary, to the position held and salary received by the Executive with and from the Company immediately prior to such Corporate Transaction, then the Company and its successor shall continue to pay Executive his salary for a period of twenty-four (24) months starting from the effective date of such Corporate Transaction.

      5. Miscellaneous.

            (a) Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the internal laws of the State of California without reference to principles of conflict of laws.

            (b) Captions. The Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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            (c) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, including the Letter Agreement, arrangements and understandings, written or oral, between the parties hereto with respect to the subject matter hereof.

            (d) Further Assurances. Each party hereto shall furnish to the other party hereto such instruments and other documents as the other party may reasonably request for the purpose of carrying out or evidencing the transactions contemplated by this Agreement.

            (e) Attorneys' Fees. If any lawsuit or other action or proceeding relating to this Agreement is brought by either party hereto against the other party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

            (f) Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be deemed effective upon the actual receipt by the Executive or the agent for service of process for the Company, as applicable.

            (g) Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, but only by a written instrument executed by the Executive and the Company. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

            (h) Severability. Any term or provision of this Agreement which is prohibited, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such prohibition, invalidity or unenforceability without invalidating or affecting any other term or provision hereof, any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction.

            (i) Counterparts. This Agreement may be executed in one or two counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            (j) Successors and Assigns. The terms and provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed the "Company" for purposes of this Agreement). In view of the personal nature of the provisions of this Agreement to be performed by the Executive, the Executive shall not have the right to assign or transfer any of the


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obligations or rights and benefits hereunder, nor shall said rights and benefits be otherwise subject to voluntary or involuntary alienation except as provided herein.

            (k) No Rules of Construction. No rules of construction are intended by the parties hereto and none shall be employed or used in the interpretation of this Agreement. For all purposes, both parties hereto shall be deemed joint authors hereof.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            ANTS SOFTWARE INC.,
                                            a Delaware Corporation


                                        By: ____________________________________
                                            Joan Elizabeth Cronin, Executive
                                            Vice President and Managing Director
                                            of Human Resources

                                   Address: 801 Mahler Road, Suite G
                                            Burlingame, CA 94010


                                            ____________________________________
                                            Francis K. Ruotolo

                                   Address: 533 Allegheny Drive
                                            Walnut Creek, CA 94598


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